MGIC

Mortgage Guaranty Commitment/Certificate

Mortgage Guaranty Insurance Corporation (the "Company"), 250 E. Kilbourn Avenue/P.O. Box 488 Milwaukee, Wisconsin 53201-0488, hereby agrees to pay to the Insured any Loss due to the Default by a Borrower on the Loan identified below, subject to the terms and conditions of the Master Policy, the conditions noted, if any, and in reliance on the Insured's application for insurance.

Insured	Bank One National Association as Trustee for the
Name	Structured Asset Securities Corporation
Mailing	Pass-Through Certificates Series 2002-23XS
Address	One Bank One Plaza
Mail Suite IL1-0126 Chicago, Illinois 60670
Master Policy #	12-670-4-2787	/Total Amount Due $	See 1st Billing
COMMITMENT/CERTIFICATE	As shown on Appendix A	/Initial Premium $	See 1st Billing
Commitment Effective Date	10/01/2002	/Amount of Loans Insured	$12,243,228.49 in aggregate and as identified on Appendix A
Commitment Expiration Date	10/31/2002	/Amount of Coverage	See list of loans identified on Appendix A

LOAN INFORMATION

Borrower Name:	See Attachment 1 for incorporation by reference of all other Loan information referred to in this section of the Commitment/Certificate.
Property Address:	See Attachment 1 for incorporation by reference of all other Loan information referred to in this section of the Commitment/Certificate.
Sale Price:	See Attachment 1 for incorporation by reference of all other Loan information referred to in this section of the Commitment/Certificate.
Appraised Value:	See Attachment 1 for incorporation by reference of all other Loan information referred to in this section of the Commitment/Certificate
Amortization Period:	See Attachment 1 for incorporation by reference of all other Loan information referred to in this section of the Commitment/Certificate.
(Continued on Attachment 1)

Initial	Premium	Description	Annual Renewals %

See Attachment 1

COMPANY’S DECLARATION:  The Company has obtained the above Loan information from the Loan application and supporting documentation submitted by the Insured.  The Company has relied on the Loan information being correct and true in extending coverage to the Loan.  The Company considers the Loan information to be representations of the Insured which are material to the Company’s acceptance of the risk and to the hazard assumed.

INSURED CERTIFICATION: The undersigned certifies that the: 1) Loan transaction, as described above, has been Consummated; 2) Loan information set forth above on the Original Commitment/Certificate (C/C) is true and correct and the Company can rely on it in extending coverage to the Loan; 3) Loan is not in Default at the time the applicable premium is paid; 4) Conditions, if any, identified on the Original C/C, have been satisfied; 5) Insured has attached to its retained original C/C the insured Application and all supporting documentation and representations submitted to the Company by or on behalf of the Insured; and 6) Insured has no knowledge of any material changes in any statement contained in such Application, supporting documentation or representations.

Any assignment of the servicing of the Loan or rights of the Insured under the C/C must be in accordance with the terms and conditions of the Master Policy.  All capitalized terms herein shall have the same meaning set forth in the Master Policy.

MGIC

Mortgage Guaranty Commitment/Certificate

ATTACHMENT 1

SERVICING SOLD?  If so, complete the SERVICING DATA BOX on REMITTANCE COPY you send to MGIC.

Effective Date of Certificate October 1, 2002	Insured Loan Number	Authorized Signature of Insured

Form #71-7066 (2/94)	Sign and keep this Original Commitment/Certificate	DO NOT SEND TO MGIC.

MGIC

Mortgage Guaranty Commitment/Certificate

ATTACHMENT 1

The Company hereby insures a total of 35 loans identified on the attached Appendix A  (individually a "Loan" or collectively the "Loans"), with an aggregate Amount of Loan Insured (for all Loans) of  $12,243,228.49 as identified above.   The Amount of Loan Insured and the Amount of Coverage for each individual Loan are as shown on Appendix A.

The initial and renewal premium will be non-refundable and will be payable monthly for each month coverage remains in effect.  Such premiums are calculated as a per annum percentage of 81 basis points (0.81%) applied to the scheduled principal balance of each Loan determined as of the beginning of the prior month.  The quoted premium rate does not reflect premium taxes which are due and required to be paid by the insured in the states of Kentucky and West Virginia.

In issuing this Commitment/Certificate for the Loans, the Company relied upon certain information and data received from Lehman Brothers including, but not limited to information and data contained in several Internet file transfers to the Company from Lehman Brothers in October, 2002, and a letter agreement dated October 24, 2002, between the Company, Lehman Brothers, and the Insured, all of which will be considered part of the "Application" or "Transmittal" for insurance of the Loans, such Internet files and letter being attached to and made a part of this Commitment/Certificate.

Pursuant to Section 2.7(a) of the Master Policy referred to above this Commitment/Certificate is certified and becomes effective without the Insured's execution and return of same.

This Commitment/Certificate is also subject to the terms and conditions of the following Endorsements, which are applicable to all of the Loans:

(1)	Endorsement to Mortgage Guaranty Master Policy -- MGIC Form #71-70200 (10/01)
(2)	Master Reporting Program Endorsement (With Limited Incontestability)For Illinois Bulk Transactions -- MGIC Form #71-70192 (8/01)

MGIC Master Policy 12-670-4-2787 Commitment Certificate Appendix A

	S Loan Number	Amount of Insurable Loan	LTV	Amount of Coverage	Annualized Monthly Premium Rate	MGIC Certificate Number
1	11853702	$ 400,000.00	075	20	0.65	17199068
2	11889151	$ 328,200.00	095	37	1.13	17199069
3	11890761	$ 305,700.95	090	34	1.01	17199070
4	11895950	$ 312,000.00	080	25	0.63	17416115
5	11899226	$ 328,330.10	095	37	0.80	to be assigned
6	11901741	$ 350,000.00	070	15	0.56	17416113
7	11903531	$ 452,500.00	070	15	0.65	17199071
8	11926607	$ 386,789.93	090	34	0.91	17416123
9	11942315	$ 324,000.00	090	34	1.11	17199073
10	11943289	$ 331,000.00	075	20	0.45	17416121
11	11945508	$ 400,000.00	070	15	0.27	17416122
12	11975059	$ 335,255.00	095	37	0.85	17416117
13	11977071	$ 306,350.00	095	37	1.28	17199077
14	11978848	$ 321,600.00	080	25	0.39	17199078
15	11993649	$ 330,300.00	090	34	1.01	11993649
16	11998945	$ 335,000.00	090	34	0.65	17416125
17	14009880	$ 351,000.00	090	34	1.01	17416126
18	14019293	$ 351,000.00	090	34	0.91	17416127
19	14026199	$ 313,500.00	095	37	0.65	17416128
20	14044143	$ 332,500.00	095	37	1.13	17416131
21	14044556	$ 319,145.00	090	34	0.91	14044556
22	14049837	$ 400,000.00	090	34	0.85	14049837
23	14061782	$ 444,375.00	075	20	0.59	14061782
24	14064257	$ 416,250.00	075	20	0.45	17416119
25	14083802	$ 347,525.24	080	25	0.84	14083802
26	14086045	$ 395,518.50	090	34	0.55	to be assigned
27	14089148	$ 349,600.00	095	37	0.85	14089148
28	14090930	$ 337,500.00	090	34	1.01	14090930
29	14092233	$ 330,000.00	095	37	0.73	to be assigned
30	14119697	$ 337,250.00	095	37	1.13	14119697
31	14122972	$ 329,000.00	090	34	1.01	14122972
32	14144984	$ 305,000.00	070	15	0.55	14144984
33	14178867	$ 359,788.77	090	34	0.91	14178867
34	14184881	$ 342,000.00	095	37	1.13	14184881
35	14217145	$ 335,250.00	095	37	1.28	14217145